PagerDuty Announces Second Quarter Fiscal 2024 Financial Results

Second quarter revenue increased 19% year over year to $107.6 million
Second quarter GAAP operating loss of $26.2 million, non-GAAP operating income of $14.3 million
Named Leader in the 2023 Forrester Wave for AIOps

SAN FRANCISCO – (BUSINESS WIRE) – August 31, 2023 – PagerDuty, Inc. (NYSE:PD), a leader in digital operations management, today announced financial results for the second quarter of fiscal 2024, ended July 31, 2023.
“PagerDuty delivered durable growth with continued improvement in operational efficiency, exceeding our guidance on both the top and bottom line,” said Jennifer Tejada, Chairperson and CEO, PagerDuty. “Revenue grew 19% in the quarter with 13% non-GAAP operating margin, a 1,700 basis point improvement. We accelerated momentum with our new products in our enterprise customer segment, which remains both resilient and engaged. PagerDuty advanced our generative AI offerings in the quarter to include AI-generated runbooks, expanding the Operations Cloud to address our customers’ top priorities – to protect and grow revenue, reduce operating costs and mitigate risk.”

Second Quarter Fiscal 2024 Financial Highlights

•Revenue was $107.6 million, an increase of 19.2% year over year.
•GAAP operating loss was $26.2 million; GAAP operating margin of negative 24.3%.
•Non-GAAP operating income was $14.3 million; non-GAAP operating margin of 13.3%.
•GAAP net loss per share attributable to PagerDuty, Inc. common stockholders was $0.26; non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.19.
•Operating cash flow was $10.8 million, with free cash flow of $8.7 million.
•Cash, cash equivalents and current investments were $504.5 million as of July 31, 2023.
The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

Second Quarter and Recent Highlights

•Annual recurring revenue grew 17% year over year to $431.0 million.
•Customers with annual recurring revenue over $100,000 grew 12% to 773 as of July 31, 2023, compared to 689 in the year ago period.
•Dollar-based net retention rate of 114% as of July 31, 2023, compared to 124% in the year ago period.
•Total free and paid customers of more than 26,000 as of July 31, 2023 representing approximately 19% growth year over year.
•Total paid customers of 15,146 as of July 31, 2023, compared to 15,174 in the year ago period.
•Lands and expands include: Banco Santander, Cisco Systems, Confluent, Docusign, Grammarly, Hubspot, and Nvidia.
•Named a Leader in The Forrester WaveTM: Process-Centric AI For IT Operations (AIOps), Q2 2023 report.
•Achieved FedRAMP® “In Process” milestone bringing value to government agencies and enterprises.
•Expanded generative AI offering through AI-generated runbooks that accelerate automation efforts to drive cost optimization and efficiency.
•Named as a 2023 Top 50 Inspiring Workplaces announced in North America based on Culture and Purpose, Leadership, Wellbeing, Inclusion & Diversity, Communication, and Employee Experience.
•Recognized again as the Fortune Best Workplaces in the Bay Area for Small and Medium Companies and Fortune Best Workplaces for Millennials for Small and Medium companies based on survey feedback from nearly 100,000 U.S. employees.

Financial Outlook

For the third quarter of fiscal 2024, PagerDuty currently expects:

•Total revenue of $106.5 million - $108.5 million, representing a growth rate of 13% - 15% year over year
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.13 - $0.14 assuming approximately 105 million diluted shares

For the full fiscal year 2024, PagerDuty currently expects:

•Total revenue of $426.0 million - $430.0 million, representing a growth rate of 15% - 16% year over year
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.60 - $0.65 assuming approximately 105 million diluted shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking Statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders to GAAP net loss per share attributable to PagerDuty, Inc. common stockholders because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on August 31, 2023. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), X (formerly Twitter) account @pagerduty, the X account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to PagerDuty, Inc. common stockholders, non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based Compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Taxes Related to Employee Stock Transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Acquired Intangible Assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Issuance Costs: The imputed interest rate of the Convertible Senior Notes (the "Notes") was approximately 1.93%. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Restructuring Costs: PagerDuty views restructuring costs, such as employee severance-related costs and real estate impairment costs, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Adjustment Attributable to Redeemable Non-Controlling Interest: PagerDuty adjusts the value of redeemable non-controlling interest of its joint venture PagerDuty K.K. according to the operating agreement. PagerDuty believes this adjustment is not reflective of operational performance during a period and exclusion of such adjustments can assist in comparison of operational performance in different periods.

Income Tax Effect of Non-GAAP Adjustments: PagerDuty excludes the related income tax effect of the non-GAAP adjustments described above and eliminates the impact of non-recurring and period specific items, which can vary in size and frequency. In particular, PagerDuty believes the consideration of measures that exclude such impacts can assist in the comparison of operational performance in different periods, which may or may not include items such as acquisition related income tax benefits.

PagerDuty defines non-GAAP gross profit as gross profit adjusted for stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, and restructuring costs. PagerDuty defines non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

PagerDuty defines non-GAAP operating income (loss) as GAAP loss from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, and restructuring costs. PagerDuty defines non-GAAP net income (loss) attributable to PagerDuty, Inc. common stockholders (which is used in calculating non-GAAP net income (loss) per share attributable to PagerDuty, Inc. common stockholders) as GAAP net loss attributable to PagerDuty, Inc. common stockholders excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, which include transaction costs and acquisition-related retention payments, which are not necessarily reflective of operational performance during a given period, restructuring costs, adjustment attributable to redeemable non-controlling interest, and the associated tax impact of these items, where applicable. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalization of internal-use software costs. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment in order to enhance the strength of its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 16, 2023. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of unfavorable conditions in our industry or the global economy, or reductions in information spending on our business and results of operations; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general global market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE:PD) is a global leader in digital operations management. The PagerDuty Operations Cloud revolutionizes how critical work gets done, and powers the agility that drives digital transformation. Customers rely on the PagerDuty Operations Cloud to compress costs, accelerate productivity, win revenue, sustain seamless digital experiences, and earn customer trust. Nearly half of the Fortune 500 and almost two thirds of the Fortune 100 trust PagerDuty including Cisco, Cox Automotive, DoorDash, Electronic Arts, Genentech, Shopify, Zoom and more. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on LinkedIn, X, YouTube and Facebook. We’re also hiring, visit https://www.careers.pagerduty.com/ to learn more.

Investor Relations Contact:
Tony Righetti
investor@pagerduty.com

Press Contact:
Debbie O'Brien
media@pagerduty.com

PagerDuty, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Revenue	$107,616	$90,253	$210,862	$175,624
Cost of revenue(1)	19,833	18,367	37,769	34,083
Gross profit	87,783	71,886	173,093	141,541
Operating expenses:
Research and development(1)	36,441	34,014	69,949	65,303
Sales and marketing(1)	49,724	50,331	93,525	95,883
General and administrative(1)	27,791	25,429	51,592	50,700
Total operating expenses	113,956	109,774	215,066	211,886
Loss from operations	(26,173)	(37,888)	(41,973)	(70,345)
Interest income	3,655	830	6,778	1,378
Interest expense	(1,396)	(1,387)	(2,730)	(2,712)
Other income (expense), net	1,242	(364)	2,309	(1,154)
Loss before benefit from income taxes	(22,672)	(38,809)	(35,616)	(72,833)
Benefit from income taxes	50	210	156	1,414
Net loss	$(22,622)	$(38,599)	$(35,460)	$(71,419)
Net loss attributable to redeemable non-controlling interest	(569)	(100)	(1,189)	(100)
Net loss attributable to PagerDuty, Inc.	$(22,053)	$(38,499)	$(34,271)	$(71,319)
Adjustment attributable to redeemable non-controlling interest	1,729	—	1,729	—
Net loss attributable to PagerDuty, Inc. common stockholders	$(23,782)	$(38,499)	$(36,000)	$(71,319)
Net loss per share, basic and diluted, attributable to PagerDuty, Inc. common stockholders	$(0.26)	$(0.44)	$(0.39)	$(0.81)
Weighted-average shares used in calculating net loss per share, basic and diluted	92,542	88,153	92,041	87,648
(1) Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Cost of revenue	$2,164	$1,787	$4,040	$3,011
Research and development	12,773	10,567	22,874	19,242
Sales and marketing	8,317	8,148	14,268	14,529
General and administrative	12,283	9,623	21,900	18,252
Total	$35,537	$30,125	$63,082	$55,034

PagerDuty, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of July 31, 2023	As of January 31, 2023

Assets
Current assets:
Cash and cash equivalents	$298,558	$274,019
Investments	205,919	202,948
Accounts receivable, net of allowance for credit losses of $2,485 and $2,014 as of July 31, 2023 and January 31, 2023, respectively	65,633	91,345
Deferred contract costs, current	18,442	18,674
Prepaid expenses and other current assets	14,336	13,350
Total current assets	602,888	600,336
Property and equipment, net	17,894	18,390
Deferred contract costs, non-current	24,549	27,715
Lease right-of-use assets	11,225	13,982
Goodwill	118,862	118,862
Intangible assets, net	31,612	37,224
Other assets	4,868	1,364
Total assets	$811,898	$817,873
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$7,145	$7,398
Accrued expenses and other current liabilities	10,982	11,804
Accrued compensation	23,125	41,834
Deferred revenue, current	192,302	204,137
Lease liabilities, current	6,021	5,904
Total current liabilities	239,575	271,077
Convertible senior notes, net	283,841	282,908
Deferred revenue, non-current	4,303	4,914
Lease liabilities, non-current	9,944	12,704
Other liabilities	4,917	4,184
Total liabilities	542,580	575,787
Redeemable non-controlling interest	3,431	1,108
Stockholders’ equity:
Common stock	—	—
Additional paid-in-capital	779,192	719,816
Accumulated other comprehensive loss	(1,788)	(1,592)
Accumulated deficit	(511,517)	(477,246)
Total stockholders’ equity	265,887	240,978
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$811,898	$817,873

PagerDuty, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net loss attributable to PagerDuty, Inc. common stockholders	$(23,782)	$(38,499)	$(36,000)	$(71,319)
Net loss and adjustment attributable to redeemable non-controlling interest	1,160	(100)	540	(100)
Net loss	(22,622)	(38,599)	(35,460)	(71,419)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,266	4,689	9,991	8,280
Amortization of deferred contract costs	5,173	4,791	10,163	9,256
Amortization of debt issuance costs	478	468	933	915
Stock-based compensation	35,537	30,125	63,082	55,034
Non-cash lease expense	1,143	1,157	2,319	2,302
Tax benefit related to release of valuation allowance	—	—	—	(1,330)
Other	950	56	98	1,810
Changes in operating assets and liabilities:
Accounts receivable	(5,599)	1,259	24,404	16,521
Deferred contract costs	(3,393)	(5,035)	(6,765)	(10,033)
Prepaid expenses and other assets	822	481	(1,385)	(1,510)
Accounts payable	961	(2,283)	(245)	(2,226)
Accrued expenses and other liabilities	229	3,877	(15)	3,243
Accrued compensation	(1,506)	1,020	(18,792)	(6,658)
Deferred revenue	(5,182)	2,225	(12,428)	(1,546)
Lease liabilities	(1,507)	(1,390)	(2,998)	(2,783)
Net cash provided by (used in) operating activities	10,750	2,841	32,902	(144)
Cash flows from investing activities
Purchases of property and equipment	(713)	(862)	(948)	(2,940)
Capitalization of internal-use software costs	(1,299)	(965)	(2,371)	(1,737)
Business acquisition, net of cash acquired	—	—	—	(66,262)
Asset acquisition	—	(1,845)	—	(1,845)
Purchases of available-for-sale investments	(68,972)	(53,783)	(108,057)	(95,468)
Proceeds from maturities of available-for-sale investments	58,609	54,760	107,564	95,200
Purchases of non-marketable equity investments	(200)	—	(200)	—
Net cash used in investing activities	(12,575)	(2,695)	(4,012)	(73,052)
Cash flows from financing activities
Investment from redeemable non-controlling interest holder	1,781	1,908	1,781	1,908
Proceeds from employee stock purchase plan	6,292	5,736	6,292	5,736
Proceeds from issuance of common stock upon exercise of stock options	2,666	2,974	7,417	6,560
Employee payroll taxes paid related to net share settlement of restricted stock units	(7,166)	(6,153)	(15,986)	(12,323)
Net cash provided by (used in) financing activities	3,573	4,465	(496)	1,881
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(214)	(139)	(274)	(139)
Net increase (decrease) in cash, cash equivalents, and restricted cash	1,534	4,472	28,120	(71,454)
Cash, cash equivalents, and restricted cash at beginning of period	300,605	273,859	274,019	349,785
Cash, cash equivalents, and restricted cash at end of period	$302,139	$278,331	$302,139	$278,331

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$87,783	$71,886	$173,093	$141,541
Plus: Stock-based compensation	2,164	1,787	4,040	3,011
Plus: Employer taxes related to employee stock transactions	45	34	117	41
Plus: Amortization of acquired intangible assets	2,086	2,156	4,173	3,365
Plus: Restructuring costs	—	—	137	—
Non-GAAP gross profit	$92,078	$75,863	$181,560	$147,958
GAAP gross margin	81.6%	79.6%	82.1%	80.6%
Non-GAAP adjustments	4.0%	4.5%	4.0%	3.6%
Non-GAAP gross margin	85.6%	84.1%	86.1%	84.2%

Reconciliation of operating expenses
GAAP research and development	$36,441	$34,014	$69,949	$65,303
Less: Stock-based compensation	(12,773)	(10,567)	(22,874)	(19,242)
Less: Employer taxes related to employee stock transactions	(203)	(176)	(720)	(357)
Less: Acquisition-related expenses	(162)	(891)	(323)	(2,362)
Less: Amortization of acquired intangible assets	(87)	(116)	(174)	(116)
Less: Restructuring costs	2	—	5	—
Non-GAAP research and development	$23,218	$22,264	$45,863	$43,226

GAAP sales and marketing	$49,724	$50,331	$93,525	$95,883
Less: Stock-based compensation	(8,317)	(8,148)	(14,268)	(14,529)
Less: Employer taxes related to employee stock transactions	(283)	(145)	(550)	(320)
Less: Amortization of acquired intangible assets	(610)	(660)	(1,220)	(1,293)
Less: Restructuring costs	(56)	—	48	—
Non-GAAP sales and marketing	$40,458	$41,378	$77,535	$79,741

GAAP general and administrative	$27,791	$25,429	$51,592	$50,700
Less: Stock-based compensation	(12,283)	(9,623)	(21,900)	(18,252)
Less: Employer taxes related to employee stock transactions	(172)	(166)	(513)	(455)
Less: Acquisition-related expenses	—	(8)	—	(1,290)
Less: Amortization of acquired intangible assets	(22)	(29)	(44)	(29)
Less: Restructuring costs	(1,204)	—	(1,318)	—
Non-GAAP general and administrative	$14,110	$15,603	$27,817	$30,674

Note: Certain figures may not sum due to rounding.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(26,173)	$(37,888)	$(41,973)	$(70,345)
Plus: Stock-based compensation	35,537	30,125	63,082	55,034
Plus: Employer taxes related to employee stock transactions	703	521	1,900	1,173
Plus: Amortization of acquired intangible assets	2,805	2,961	5,611	4,803
Plus: Acquisition-related expenses	162	899	323	3,652
Plus: Restructuring costs	1,258	—	1,402	—
Non-GAAP operating income (loss)	$14,292	$(3,382)	$30,345	$(5,683)
GAAP operating margin	(24.3)%	(42.0)%	(19.9)%	(40.1)%
Non-GAAP adjustments	37.6%	38.3%	34.3%	36.9%
Non-GAAP operating margin	13.3%	(3.7)%	14.4%	(3.2)%

Reconciliation of net income (loss)
GAAP net loss attributable to PagerDuty, Inc. common stockholders	$(23,782)	$(38,499)	$(36,000)	$(71,319)
Plus: Stock-based compensation	35,537	30,125	63,082	55,034
Plus: Employer taxes related to employee stock transactions	703	521	1,900	1,173
Plus: Amortization of debt issuance costs	478	468	933	915
Plus: Amortization of acquired intangible assets	2,805	2,961	5,611	4,803
Plus: Acquisition-related expenses	162	899	323	3,652
Plus: Restructuring costs	1,258	—	1,402	—
Plus: Adjustment attributable to redeemable non-controlling interest	1,729	—	1,729	—
Less: Income tax effect of non-GAAP adjustments	(662)	—	(1,454)	(1,330)
Non-GAAP net income (loss) attributable to PagerDuty, Inc. common stockholders	$18,228	$(3,525)	$37,526	$(7,072)

Reconciliation of net income (loss) per share, basic
GAAP net loss per share, basic, attributable to PagerDuty, Inc. common stockholders	$(0.26)	$(0.44)	$(0.39)	$(0.81)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.46	0.40	0.80	0.73
Non-GAAP net income (loss) per share, basic, attributable to PagerDuty, Inc. common stockholders	$0.20	$(0.04)	$0.41	$(0.08)

Reconciliation of net income (loss) per share, diluted(1)
GAAP net loss per share, diluted, attributable to PagerDuty, Inc. common stockholders	$(0.26)	$(0.44)	$(0.39)	$(0.81)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.45	0.40	0.77	0.73
Non-GAAP net income (loss) per share, diluted, attributable to PagerDuty, Inc. common stockholders	$0.19	$(0.04)	$0.38	$(0.08)

Weighted-average shares used in calculating GAAP net loss per share, basic and diluted	92,542	88,153	92,041	87,648

Weighted-average shares used in calculating non-GAAP net income (loss) per share
Basic	92,542	88,153	92,041	87,648
Diluted	103,235	88,153	103,342	87,648
Note: Certain figures may not sum due to rounding.

(1) The company uses the if-converted method to calculate the non-GAAP net income per diluted share attributable to PagerDuty, Inc. related to the convertible notes. Approximately 7.2 million shares related to the convertible notes were therefore included in the non-GAAP diluted share number, while the numerator used to compute this measure was increased by $0.9 million and $1.8 million for after-tax interest expense savings related to our convertible notes for the three and six months ended July 31, 2023, respectively.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

Free Cash Flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$10,750	$2,841	$32,902	$(144)
Less:
Purchases of property and equipment	(713)	(862)	(948)	(2,940)
Capitalization of internal-use software costs	(1,299)	(965)	(2,371)	(1,737)
Free cash flow	$8,738	$1,014	$29,583	$(4,821)
Net cash used in investing activities	$(12,575)	$(2,695)	$(4,012)	$(73,052)
Net cash provided by (used in) financing activities	$3,573	$4,465	$(496)	$1,881
Free cash flow margin	8.1%	1.1%	14.0%	(2.7)%